UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

UPWORK INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2625 Augustine Drive, Suite 601 Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 316-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 3, 2019, Stephane Kasriel notified Upwork Inc. (the “Company”) of his decision to resign from his position as the Company’s President and Chief Executive Officer. The resignation will be effective on December 31, 2019 (the “Resignation Date”). Mr. Kasriel intends to continue to serve as a member of the Company’s Board of Directors (the “Board”) until his current term expires at the Company’s 2020 annual meeting of stockholders. Mr. Kasriel’s decision to resign as the Company’s President and Chief Executive Officer and not to stand for re-election to the Board is based on personal reasons and was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On December 8, 2019, the Company and Mr. Kasriel entered into an agreement (the “Kasriel Transition Agreement”) setting forth the terms of Mr. Kasriel’s separation and transition from the Company. Pursuant to the Kasriel Transition Agreement, subject to a release of claims by Mr. Kasriel, Mr. Kasriel will be entitled to certain payments and benefits after the Resignation Date, including (i) any amounts that Mr. Kasriel has earned under the Company’s 2019 performance bonus plan and (ii) reimbursement for any insurance premium payments paid by Mr. Kasriel to continue to receive coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, through no later than December 31, 2020.

The Kasriel Transition Agreement also provides that Mr. Kasriel will become a special advisor to the Board through April 30, 2021 pursuant to an advisory services agreement (the “Kasriel Advisory Agreement”). Pursuant to the Kasriel Advisory Agreement, while he is providing advisory services, (i) the Company will pay Mr. Kasriel a fee of $40,000 per calendar month, beginning January 1, 2020 and ending December 31, 2020, and (ii) Mr. Kasriel’s outstanding stock options will continue to vest. The exercise period for certain of Mr. Kasriel’s outstanding stock options will be extended to the later of December 31, 2020 or three months following such date as he ceases to provide services to the Company. In addition, (i) if the Company terminates Mr. Kasriel’s advisory services (other than for cause (as defined in the Kasriel Transition Agreement)) prior to December 31, 2020, the Company will pay any unpaid portion of the advisor fee in a lump sum for the remaining months of 2020, or (ii) if there is a change in control (as defined in the Kasriel Transition Agreement) prior to April 30, 2021, all of Mr. Kasriel’s then-unvested and outstanding stock options will accelerate and vest in full, in each case, subject to Mr. Kasriel executing a second release of claims.

The foregoing descriptions of the Kasriel Transition Agreement and the Kasriel Advisory Agreement are qualified in their entirety by reference to the full text of the Kasriel Transition Agreement and the Kasriel Advisory Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

(c) (d)

On December 6, 2019, the Board appointed Hayden Brown, age 38, the Company’s current Chief Marketing and Product Officer, to become the Company’s President and Chief Executive Officer (“CEO”) effective January 1, 2020. In addition, the Board appointed Ms. Brown to the Board effective December 6, 2019. Ms. Brown will serve as a Class III director whose term will expire at the Company’s 2021 annual meeting of stockholders and until Ms. Brown’s successor shall have been duly elected and qualified, or until Ms. Brown’s earlier death, resignation, disqualification or removal.

Ms. Brown has served as the Company’s Chief Marketing and Product Officer since April 2019. Ms. Brown previously served as the Company’s Senior Vice President, Product and Design from January 2016 to April 2019, as its Vice President, Head of Product, from January 2015 to January 2016, and as its Vice President and Senior Director Marketplace, since March 2014. Prior to that, Ms. Brown served in numerous product leadership roles, starting when she joined the Company’s predecessor oDesk as a Director of Marketplace in December 2011. Prior to joining oDesk, Ms. Brown was Vice President of Corporate Development at LivePerson, Inc., an online messaging, marketing, and analytics company, from September 2010 to November 2011. Ms. Brown also worked for Microsoft Corporation, a technology company, as Director of Corporate Strategy and M&A from January 2010 to September 2010 and as Senior Strategy Manager from June 2007 to January 2010. Ms. Brown began her career as a Business Analyst at McKinsey & Company, a business management consulting firm, in their New York office. Ms. Brown holds an A.B. in Politics from Princeton University.

There is no arrangement or understanding between Ms. Brown and any other persons pursuant to which Ms. Brown was selected as a director. Ms. Brown is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as CEO, Ms. Brown and the Company entered into an Amended and Restated Offer Letter dated December 8, 2019 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Brown will receive an initial annual base salary of $480,000. In addition, Ms. Brown will be eligible to participate in the Company’s bonus plan and will have a target annual bonus of 60% of her base salary. Ms. Brown will also be granted a restricted stock unit award under the Company’s 2018 Equity Incentive Plan to acquire such number of shares of the Company’s common stock equal to $10,000,000 divided by the average daily closing price of the Company’s common stock for the 30-day period ending on the trading day immediately prior to the date of grant (the “RSU Grant”). The RSU Grant will vest at a rate of 6.25% quarterly over the next sixteen quarters for so long as Ms. Brown remains employed as CEO of the Company.

Ms. Brown also entered into a new change in control and severance agreement (the “Change in Control and Severance Agreement”) with the Company with the same terms and conditions as Mr. Kasriel’s change in control and severance agreement.

The Change in Control and Severance Agreement provides for the following benefits if Ms. Brown is terminated by the Company without cause or by Ms. Brown for good reason (as such terms are defined in the Change in Control and Severance Agreement) outside of a change in control (as such term is defined in the Change in Control and Severance Agreement) in exchange for a customary release of claims: (i) a lump sum severance payment equal to twelve months of salary, (ii) payment of premiums for continued medical benefits for up to twelve months and (iii) 50% acceleration of any then-unvested equity awards (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria).

If Ms. Brown’s employment is terminated by the Company without cause or by her for good reason within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the Change in Control and Severance Agreement provides the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment equal to eighteen months of salary, (ii) a lump sum payment equal to Ms. Brown’s then-current target bonus opportunity on a prorated basis, (iii) 100% acceleration of any then-unvested equity awards (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria) and (iv) payment of premiums for continued medical benefits for up to eighteen months. The Change in Control and Severance Agreement will be in effect for three years, with automatic renewals for new three-year periods unless notice is given by the Company to Ms. Brown at least three months prior to expiration.

The foregoing descriptions of the Offer Letter and Change in Control and Severance Agreement are qualified in their entirety by reference to the full text of the Offer Letter and the Change in Control and Severance Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

(e)

The information set forth above under 5.02(b), (c) and (d) is hereby incorporated by reference into this Item 5.02(e).

Item 7.01	Regulation FD Disclosure

On December 9, 2019, the Company issued a press release (the “Press Release”) that, among other disclosures, described the executive transitions discussed above and reaffirmed the Company’s earnings guidance for the fourth quarter and full year ending December 31, 2019 that was previously provided by the Company on November 6, 2019. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated December 9, 2019.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: December 9, 2019	By:	/s/ Brian Kinion
Brian Kinion
Chief Financial Officer